Exhibit (4) I.

                           RESOLUTIONS
          OF THE COMMITTEE OF THE BOARD OF DIRECTORS OF
                      EASTMAN KODAK COMPANY
         FOR THE PRIVATE PLACEMENT OF CONVERTIBLE NOTES

                         October 7, 2003

            RESOLUTIONS AUTHORIZING PRIVATE PLACEMENT

          I, Daniel A. Carp, being the Chief Executive Officer of Eastman Kodak Company (the "Company"), a corporation duly organized and existing under the laws of the State of New Jersey, and the sole member of the Committee of the Board of Directors of the Company appointed to exercise all authority of the Board of Directors respecting the creation, issuance and sale of up to $600,000,000 aggregate principal amount of debt securities of the Company, such debt securities to be convertible into shares of common stock of the Company (the "Common Stock"), do hereby adopt the resolution set forth below:

     1.   Authorization of Fifth Supplemental Indenture and the Notes.

          RESOLVED, that, upon receipt of the purchase price therefor hereinafter specified, the Company issue, sell and deliver $500,000,000 aggregate principal amount of its 3.375% Convertible Senior Notes due 2033 (the "Firm Securities") and such additional aggregate principal amount of its 3.375% Convertible Senior Notes due 2033, not to exceed $75,000,000, as the Initial Purchasers hereinafter referred to shall exercise their option to purchase pursuant to the Purchase Agreement hereinafter referred to (the "Option Securities" and, together with the Firm Securities, the "Notes"), all such Notes to be issued pursuant to the indenture dated as of January 1, 1988 (the "Original Indenture") between the Company and The Bank of New York, as trustee (the "Trustee"), as supplemented by a first supplemental indenture dated as of September 6, 1991, a second supplemental indenture dated as of September 20, 1991, a third supplemental indenture dated as of January 28, 1993 and a fourth supplemental indenture dated as of March 1, 1993 and to be further supplemented by a fifth supplemental indenture (the "Fifth Supplemental Indenture" and, together with the Original Indenture and the other supplemental indentures referred to above, the "Indenture"); and be it

          FURTHER RESOLVED, that the form, terms and provisions of the Fifth Supplemental Indenture attached hereto as Exhibit A, and the form, terms and provisions of the Notes attached thereto as Exhibit A, including, without limitation, the interest rate, record dates, interest payment dates, and maturity date of the Notes and the redemption, repurchase and conversion provisions of the Notes contained therein, be, and they hereby are, approved; and be it

          FURTHER  RESOLVED,  that  all  references  in   the
     definitions in the Indenture to the terms "Security" or "Securities" shall be deemed to and shall include the Notes; and be it

          FURTHER RESOLVED, that pursuant to Section 205 of the Indenture, the Notes are to be issuable in permanent global form without coupons and that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges; and be it

     2.   Officers' Certificate and Company Order.

          FURTHER RESOLVED, that the Chairman of the Board, the President or any Vice President and the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company be, and they hereby are, authorized and empowered, in the name and on behalf of the Company, to execute, seal, acknowledge and deliver an Officers' Certificate relating to the Notes pursuant to Sections 102 and 301 of the Indenture, in such forms and in such number of counterparts as the officers so acting shall approve, the approval of such officers to be conclusively evidenced by their execution and delivery thereof; and be it

          FURTHER RESOLVED, that the Chairman of the Board, the President or any Vice President and the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company be, and they hereby are, authorized and empowered, in the name and on behalf of the Company, to execute, seal, acknowledge and deliver a Company Order relating to the Notes pursuant to Section 303 of the Indenture, in such forms and in such number of counterparts as the officers so acting shall approve, the approval of such officers to be conclusively evidenced by their execution and delivery thereof; and be it

     3.   Paying Agent and Conversion Agent.

          FURTHER RESOLVED, that The Bank of New York be, and it hereby is, designated and appointed Paying Agent with respect to the Notes pursuant to Section 1002 of the Indenture and Conversion Agent with respect to the Notes pursuant to the Fifth Supplemental Indenture; and be it

     4.   Purchase Agreement.

          FURTHER RESOLVED, that the form, terms and provisions of the Purchase Agreement attached hereto as Exhibit B to be entered into between the Company and Citigroup Global Markets Inc. and Lehman Brothers Inc., as representatives of the Initial Purchasers named in
     Schedule I thereto, relating to the Notes, including, without limitation, the purchase price of 97.50% of the principal amount of the Firm Securities to be purchased by the Initial Purchasers and the purchase price of 97.50% of the principal amount of any Option Securities which may be purchased by the Initial Purchasers in accordance with the terms of the Purchase Agreement, plus, in each case, accrued interest, if any, from October 10, 2003 to the Closing Time (as defined therein), be, and they hereby are, approved; and be it

     5.   Registration Rights Agreement.

          FURTHER   RESOLVED,  that  the  form,   terms   and
     provisions of the Registration Rights Agreement attached hereto as Exhibit C, be, and they hereby are, approved;
     and be it

     6.   Blanket Letter of Representations.

          FURTHER RESOLVED, that the form, terms and provisions of the Blanket Letter of Representations, including the relevant riders thereto relating to certain matters arising in connection with the issuance of the Notes (together, the "Letter of Representations"), between the Company and The Depository Trust Company, copies of which Letter of Representations were submitted to this Committee, be and they hereby are, approved, and the Authorized Officers be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company, to execute and deliver, in such number of counterparts as the officer so acting deems advisable, the Letter of Representations in substantially the form presented to this meeting, with such changes therein, additions thereto and deletions therefrom as the officer executing the same shall approve, such approval to be conclusively evidenced by his execution and delivery thereof; and be it

     7.   Miscellaneous.

          FURTHER RESOLVED, that the officers of the Company referenced above be, and each of them acting alone hereby is, authorized and empowered, in the name and on behalf of the Company, to take, or cause to be taken, any and all action which such officer may deem necessary or desirable to carry out the purposes and intent of the foregoing resolutions, including, without limitation, the execution and delivery of all documents and instruments approved herein and all other documents and instruments in connection therewith, and to perform, or cause to be performed, the obligations of the Company under the Notes, the Indenture, the Letter of Representations and the Purchase Agreement relating to the Notes.

          The foregoing resolution was adopted by the undersigned pursuant to delegated authority of the Board of Directors of Eastman Kodak Company on October 7, 2003, and the undersigned consents to this record of the adoption of the foregoing resolution being entered into the corporate minute book of the Company as evidence of the official action taken by this Committee on such date.



                              Name:    Daniel A. Carp
                              Title:   Chief Executive Officer

     CERTIFICATION:

          WITNESS  my hand and the corporate seal of  Eastman
     Kodak  Company in the City of Rochester, New York,  this
     7th day of October, 2003.




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